UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 21, 2006

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 21, 2006, the Board of Directors of National Western Life Insurance Company ("Company") ratified an amended 2006 Executive Officer Bonus Program ("Amended Bonus Program") as approved by the Compensation and Stock Option Committee of the Board of Directors. The Amended Bonus Program updates certain performance target goals and terminology that were incorrect in the original document but does not change the overall intent of the document as previously approved. The original 2006 Executive Officer Bonus Program ("Bonus Program") was previously approved by the Company's Board of Directors on February 17, 2006. The Bonus Program is designed to provide additional compensation based on the Company achieving certain performance and profit criteria to the following "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K): Chief Executive Officer, Robert L. Moody; President and Chief Operating Officer, Ross R. Moody; and Senior Vice President, Chief Financial & Administrative Officer and Treasurer, Brian M. Pribyl. The Bonus Program is in effect for the year ending December 31, 2006 and any amounts will be paid in 2007.

In addition, on April 21, 2006 the Company's Board of Directors ratified the annual base salaries and bonus, as approved by the Compensation and Stock Option Committee, for the named executive officers as set forth in the following table:

		Annual
Name	Title	Base Salary	Bonus
Robert L. Moody	Chairman of the Board and Chief Executive Officer	$1,524,032	--
Ross R. Moody	President and Chief Operating Officer	$522,865	--
Richard M. Edwards	Senior Vice President, International Marketing	$179,987	--
Brian M. Pribyl	Senior Vice President, Chief Financial & Administrative Officer and Treasurer	$242,948	--
Charles D. Milos	Senior Vice President, Mortgage Loans and Real Estate	$203,440	$75,000

Item 9.01. Financial Statements and Exhibits.

( d ) Exhibits

Exhibit
Number	Description

10(bh)	National Western Life Insurance Company 2006 Executive Officer Bonus Program (as amended)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: April 27, 2006	/S/Brian M. Pribyl

Brian M. Pribyl
Senior Vice President
Chief Financial & Administrative Officer and Treasurer